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                                                                    Exhibit 11.1
                               Gartner Group, Inc.
                     Computation of Income per Common Share
                    (In thousands, except per share amounts)

                                                                      For the three months ended,   For the nine months ended,
                                                                              June 30,                        June 30,
                                                                       -----------------------       -----------------------

                                                                         1997           1996           1997           1996
                                                                       --------       --------       --------       --------
Net income                                                             $ 18,455       $ 12,621       $ 55,697       $ 35,826
                                                                       ========       ========       ========       ========
Shares:
Weighted average number of common shares outstanding                     95,326         90,968         94,277         89,903
Weighted average number of common shares under warrant
outstanding                                                                 245            331            278            331
Weighted average number of option shares outstanding                      7,082          8,795          7,569          8,662
                                                                       --------       --------       --------       --------


Weighted average number of common shares outstanding as adjusted        102,653        100,094        102,124         98,896
                                                                       ========       ========       ========       ========


Net income per common share (1)                                        $   0.18       $   0.13       $   0.55       $   0.36
                                                                       ========       ========       ========       ========

(1) Fully diluted income per common share has not been presented because the effects are not material.